THE HARTFORD MUTUAL FUNDS, INC. (333-02381)

THE HARTFORD MUTUAL FUNDS II, INC. (002-11387)

HARTFORD SERIES FUND, INC. (333-45431)

HARTFORD FUNDS EXCHANGE-TRADED TRUST (333-215165)

LATTICE STRATEGIES TRUST (333-199089)

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND (333-262271)

LIMITED POWER OF ATTORNEY

January 1, 2025

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, Alice A. Pellegrino, and Mary C. Horn and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), registration statements on Form N-1A, Form N-2 or Form N-14, and any amendments thereto (including without limitation pre- and post-effective amendments), all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable the above-referenced investment companies that are registered with the Commission (the “Registrants”) to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the relevant Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

(Signature page follows)

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ Gregory A. Frost Gregory A. Frost	Director/Trustee, President and Chief Executive Officer

/s/ Ankit Puri Ankit Puri	Treasurer (Principal Financial and Principal Accounting Officer)

/s/ Christine R. Detrick Christine R. Detrick	Chair of the Board, Director/Trustee

/s/ Hilary E. Ackermann Hilary E. Ackermann	Director/Trustee

/s/ Robin C. Beery Robin C. Beery	Director/Trustee

/s/ Derrick D. Cephas Derrick D. Cephas	Director/Trustee

/s/ John J. Gauthier John J. Gauthier	Director/Trustee

/s/ Andrew A. Johnson, Jr. Andrew A. Johnson, Jr.	Director/Trustee

/s/ Paul L. Rosenberg Paul L. Rosenberg	Director/Trustee

/s/ David Sung David Sung	Director/Trustee

RESOLUTION APPROVING THE POWER OF ATTORNEY

APPROVAL OF POWERS OF ATTORNEY

RESOLVED, that the Power of Attorney, in substantially the form presented at this meeting, appointing Walter F. Garger, Thomas R. Phillips, Alice A. Pellegrino, and Mary C. Horn, each with full power to act alone, as attorneys-in-fact and agents for each member of the Boards of Directors/Trustees of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford Funds Exchange-Traded Trust, Lattice Strategies Trust, and Hartford Schroders Private Opportunities Fund (each, a “Registrant”) and for each Registrant’s principal executive officer, and principal financial officer (including any appointed comptroller or principal accounting officer, if any) for the purpose of executing and filing for and on behalf of, each Registrant, including each member of the Registrant’s Board of Directors/Trustees and the Registrant’s principal executive officer and principal financial officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States, effective January 1, 2025, be, and herby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of each Registrant, including its principal executive officer and principal financial officer, and each member of the Registrant’s Board of Directors/Trustees, effective January 1, 2025; and it is

FURTHER RESOLVED, that the officers of each Registrant, be, and they hereby are, authorized to do all things and execute all deeds, documents, and instruments in writing as may be necessary in connection with carrying out the foregoing.